EXHIBIT A

                                  AGREEMENT

                          JOINT FILING OF SCHEDULE 13D

     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13g and any future amendments thereto reporting each of the undersigned's ownership of securities of Pharma-Bio Serv, Inc., and hereby affirm that such Schedule 13g is being filed on behalf of each of the undersigned.







                                                Krovim, LLC
                                             by Nesher, LLC


                                             /s/ Dov Perlysky
Dated:   May 8, 2006                 By:_________________________________
         New York, New York                      Dov Perlysky
                                                 Member




Dated:   May 8, 2006                    LDP Family Partnership, LP
         New York, New York
                                           /s/ Laya Perlysky
                                     By:_________________________________
                                               Laya Perlysky
                                               General Partner